EXHIBIT 99

                                                    PRESS RELEASE
CONTACT:  Jon Weis
          Entertainment Properties Trust
          (816) 472-1700

          Joe Keenan
          Sturges + Word
          (816) 221-7500


               ENTERTAINMENT PROPERTIES TRUST ANNOUNCES ADDITION
                OF NORFOLK, VA., AREA MEGAPLEX THEATRE PROPERTY

              KANSAS CITY, Mo. (July 1, 1998)   Entertainment
          Properties Trust (NYSE:EPR), a real estate investment trust that owns entertainment-related properties, today announced it has purchased the Hampton Town Center 24 megaplex theatre real estate from American Multi-Cinema Inc. (AMC), a subsidiary of AMC Entertainment Inc. AMC will continue to operate the theatre under a sale/leaseback transaction.

          The addition brings to 17 the number of megaplex theatre properties EPR has acquired since the company became publicly traded in November of 1997. The Hampton Town
          Center 24 is located in Norfolk, Va.

          Entertainment Properties Trust is a real estate investment trust whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to entertainment-related business operators. The company's common shares of beneficial interest are traded on the New York Stock Exchange under the ticker symbol EPR.

                                 ###